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                               ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of August 29, 1995, among FAMILY GOLF CENTERS, INC., a Delaware corporation with executive offices at 225 Broadhollow Road, Melville, New York 11747 ("FGC"), DENVER FAMILY GOLF CENTERS, INC., a Delaware corporation with executive offices at 225 Broadhollow Road, Melville, New York 11747 ("Subsidiary"), SWINGMASTER GOLF AT CENTENNIAL, L.P., a Colorado limited partnership with executive offices at 6901 South Peoria Street, Englewood, Colorado 80112 ("Swingmaster"), JOSEPH J. GRAHAM, having an adress at 67 Valley Road, Katonah, New York 10536 ("Graham"), ANDREW PRICE, having an address c/o Paine Webber, 7700 Wisconsin Avenue, Bethesda, Maryland, Attn: Charles Hudson ("Price") and CONTINENTAL STOCK TRANSFER & TRUST COMPANY incorporated under the laws of the United States of America with executive offices at 2 Broadway, New York, New York 10004 (the "Escrow Agent").


                             W I T N E S S E T H:

         WHEREAS, simultaneously with the execution hereof, Swingmaster and Denver Family Golf Centers, Inc., a wholly-owned Delaware subsidiary of FGC ("Subsidiary"), are consummating the transactions contemplated by the Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), among Swingmaster and Subsidiary, pursuant to which, among other things, Subsidiary shall purchase certain assets of Swingmaster in exchange for (i) 40,000 shares of common stock, par value $.01 per share (the "FGC Common Stock") and (ii) $800,000 in cash, as adjusted as set forth in the Purchase Agreement;

         WHEREAS, Swingmaster has agreed to pay Graham and Price a brokerage commission for procuring the Purchase Agreement equal to 1,852 shares of FGC Common Stock to Graham (the "Graham Shares") and 1,629 shares of FGC Common Stock to Price (the "Price Shares"), leaving Swingmaster with 36,519 shares of FGC Common Stock in the aggregate (the "Swingmaster Shares");

         WHEREAS, pursuant to the Purchase Agreement, the total shares payable thereunder and a portion of the cash consideration payable thereunder are required to be placed into an escrow account (the "Escrow Account") to be maintained by the Escrow Agent; and

         WHEREAS, this is the Escrow Agreement referred to in the Purchase Agreement. Capitalized terms used in this Escrow Agreement and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.







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         NOW, THEREFORE, it is agreed as follows:

1.       ESCROW.

         1.01 APPOINTMENT OF ESCROW AGENT. Swingmaster, Graham, Price, Subsidiary and FGC hereby appoint the Escrow Agent, and the Escrow Agent hereby agrees to serve, as Escrow Agent in accordance with, and pursuant to, this Agreement. Simultaneously with the execution and delivery of this Agreement, FGC shall deposit into the Escrow Account (a) an aggregate of 40,000 shares of FGC Common Stock (the "Escrowed Shares"), (b) $329,282.49 in cash by wire transfer (the "Escrowed Cash") and (c) four (4) fully executed and acknowledged counterparts of an Assignment and Assumption of Lease between Subsidiary, as assignor, and Swingmaster, as assignee. Escrow Agent shall hold all Escrowed Shares and all dividends and distributions in respect thereof and all Escrowed Cash (collectively, the "Escrowed Property") in the Escrow Account as set forth herein.

         1.02  OPERATION OF ESCROW ACCOUNT.

                  (a) At any time on or after September 13, 1996, Swingmaster or Subsidiary shall be entitled to give a notice to the Escrow Agent (with a copy to the other party), to the effect that it has elected to unwind the Purchase Agreement because the Arapahoe County Public Airport Authority ("Landlord") did not unconditionally execute and deliver to Subsidiary a Landlord's Consent and Estoppel Certificate (the "Consent and Estoppel"), substantially in the form of Exhibit A attached hereto.

                  (b) Twenty days after the Escrow Agent has received a notice pursuant to Section 1.02(a) hereof (or, if not a business day, on the next business day following such twentieth day), or within two (2) business days after the Escrow Agent receives any notice to such effect given jointly by Swingmaster and Subsidiary, the Escrow Agent shall deliver (i) to Swingmaster, two (2) copies of the Assignment and Assumption of Lease, and (ii) to Subsidiary, the remainder of the Escrowed Property (provided, however, that FGC may instruct the Escrow Agent to cancel, rather than deliver, the FGC Common Stock constituting the Escrowed Property), unless the other party (i.e., Swingmaster, if Subsidiary was the notifying party, or Subsidiary, if Swingmaster was the notifying party) shall have notified the Escrow Agent (with a copy to the party who gave the notice pursuant to Section 1.02(a)) in writing before such date that such party disagrees with the notifying party's determination that it is entitled to so unwind the Purchase Agreement, which notice must be accompanied by a copy of the Consent and Estoppel signed by Landlord.


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                  (c) At any time on or after September 13, 1996, Swingmaster or Subsidiary shall be entitled to give a notice to the Escrow Agent (with a copy to the other party), to the effect that Landlord has executed and unconditional delivered the Consent and Estoppel, which notice must be accompanied by a copy of the Consent and Estoppel signed by Landlord.

                  (d) Twenty days after the Escrow Agent has received a notice pursuant to Section 1.02(c) hereof (or, if not a business day, on the next business day following such twentieth day), or within two (2) business days after the Escrow Agent receives any notice to such effect given jointly by Swingmaster and Subsidiary, the Escrow Agent shall deliver (i) to Swingmaster,
(x) 31,519 shares of the Swingmaster Shares and (y) the Escrowed Cash, and
(ii) to Graham and Price, the Graham Shares and the Price Shares, respectively, unless the other party (i.e., Swingmaster, if Subsidiary was the notifying party, or Subsidiary, if Swingmaster was the notifying party) shall have notified the Escrow Agent (with a copy to the party who gave the notice pursuant to Section 1.02(c)) in writing before such date that such party disagrees with the notifying party's determination that Landlord unconditionally executed and delivered the Consent and Estoppel.

                  (e) At any time prior to the first anniversary of the date of this Agreement, Subsidiary shall be entitled to give a notice to the Escrow Agent (with a copy to Swingmaster), to the effect that there has been an event entitling Subsidiary to indemnification from Swingmaster pursuant to the Purchase Agreement, which notice shall specify the amounts owed by Swingmaster pursuant to the Purchase Agreement, the calculation of such amounts and the basis therefore.

                  (f) Twenty days after the Escrow Agent has received a notice pursuant to Section 1.02(e) hereof (or, if not a business day, on the next business day following such twentieth day), or within two (2) business days after the Escrow Agent receives any notice to such effect given jointly by Swingmaster and Subsidiary, the Escrow Agent shall deliver to FGC the Escrowed Property (with the Escrowed Shares being valued as set forth in Section 1.02(d) hereof) in the amounts specified in such notice unless Swingmaster shall have notified the Escrow Agent (with a copy to Subsidiary) in writing before such date that Swingmaster disagrees with Subsidiary's determination that it is entitled to indemnification with respect to the Purchase Agreement, which notice shall set forth in reasonable detail the basis for such disagreement.

                  (g) Should any dispute arise with respect to the delivery, ownership, or right of possession of the Escrowed Property, the Escrow Agent, as more fully set forth in Section 3.11 hereof, is authorized and directed to retain in its possession without liability to anyone all or any part of the Escrowed Property until such dispute shall have been settled either by mutual agreement by the parties concerned or by a final order, decree,

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or judgment of a court of competent jurisdiction in the United States of
America and time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings, and may, in its discretion, deposit such Escrowed Property with a court of competent jurisdiction in the United States of America which is hearing such dispute.

                  (h) For purposes of this Agreement, the value of each share of FGC Common Stock which is part of the Escrowed Property shall be deemed equal to the Current Market Price (as hereinafter defined). The "Current Market Price" per share of FGC Common Stock shall mean the average of the daily closing sales price as reported on the NASDAQ Stock Market for the five consecutive trading days immediately preceding the date of determination.

         1.03 DISTRIBUTION OF ESCROWED PROPERTY. Unless a notice under Section 1.02(a), (c) or (e) hereof has been given and Escrowed Property in satisfaction of such notice has not been delivered in accordance therewith, either because the 20-day period has not yet run out or because a dispute relating to the claim made by such notice is then pending (and then only to the extent such Escrowed Property is in dispute or subject to such notice), the Escrowed Property or such portion of it as at the time remains in escrow, shall be returned to Swingmaster on the first anniversary of the date of this Agreement.

         1.04 TERMINATION OF ESCROW ACCOUNT. This Agreement and the Escrow Account will terminate at 5:00 P.M., New York City local time, on the date on which all of the Escrowed Property shall be distributed as set forth above.

         1.05 VOTING. The Swingmaster Shares held in the Escrow Account shall be voted by Swingmaster. The Graham Shares held in the Escrow Account shall be voted by Graham. The Price Shares held in the Escrow Account shall be voted by Price.

2. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be (a) delivered by hand, (b) facsimile, or (c) overnight delivery with proper postage prepaid, and addressed as follows:

         If to FGC or Subsidiary to:

         225 Broadhollow Road
         Melville, New York 11747


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